SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

FREEPORT-McMoRan COPPER & GOLD INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE (State of Incorporation or Organization)	74-2480931 (I.R.S. Employer Identification No.)

One Central North Avenue

Phoenix, AZ (Address of Principal Executive Offices)	85004 (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:	333-140997
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered

% Mandatory Convertible Preferred Stock	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:	None
(Title of Class)

Item 1: Description of Registrant’s Securities to be Registered

The description of the          % Mandatory Convertible Preferred Stock of Freeport-McMoRan Copper & Gold Inc. (“FCX”) is set forth in the preliminary prospectus supplement dated March 19, 2007 to FCX’s registration statement on Form S-3 (Registration No. 333-140997), as filed with the Securities and Exchange Commission (“SEC”) on March 1, 2007 pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended, which description is incorporated herein by reference. Any form of prospectus supplement or prospectus or any amendment to the Registration Statement that includes such description and that is subsequently filed by the Company is hereinafter incorporated by reference herein.

Item 2: Exhibits

1.	Amended and Restated Certificate of Incorporation (Incorporated herein by reference to Exhibit 3.1 to the Company’s Form 8-K, filed with the SEC on March 19, 2007 (File No. 001-11307-01)).
2.	Amended and Restated By-laws (Incorporated by reference to Exhibit 3.2 to the Annual Report on Form 10-K of FCX for the fiscal year ended December 31, 1998 (File No. 333-09916)).
3.	Form of Certificate of Designations setting forth the specific rights, preferences, limitations, restrictions and other terms and conditions of the % Mandatory Convertible Preferred Stock.
4.	Form of share certificate evidencing the % Mandatory Convertible Preferred Stock (included in Exhibit 3).

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

FREEPORT McMoRan COPPER & GOLD INC.

By:	/s/ Kathleen L. Quirk
	Name:	Kathleen L. Quirk
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

Date: March 22, 2007

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